EXHIBIT 32.1

      CERTIFICATE PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Craig Crawford, certify to the best of my knowledge and belief pursuant to
Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) that:

(1) The Quarterly Report on Form 10-QSB for the period ended March 31, 2005, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Dated:  June 22, 2005                           /s/ Craig Crawford
                                                --------------------------------
                                                Craig Crawford
                                                Principal Executive Officer and
                                                Principal Accounting Officer